Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): October 16, 1998





                  COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                    0-16728                  52-1533559
 -------------------------         ----------------------   --------------
 State or other jurisdiction of   (Commission File Number)   (I.R.S.Employer
  incorporation or organization)                             Identification No.)



       10400 Fernwood Road, Bethesda, MD                    20817-1109
       --------------------------------------               -----------
       (Address of principal executive office)              (Zip Code)


     Registrant's telephone number, including area code: 301-380-2070

















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ITEM 5.   OTHER EVENTS

On October 1, 1998, the General Partner sent to the Limited Partners of the Partnership a letter to inform them that the proposed Consolidation to form a new REIT focused on limited service hotels is no longer being pursued. In addition, the letter informs the Limited Partners that, to date, there have been no acceptable offers from third parties to purchase the Partnership's hotels. Such a letter is being filed as an exhibit to this Current Report on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

              (c)     Exhibits

99.1 Letter from the General Partner to the Limited Partners of the Partnership, dated October 1, 1998.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    COURTYARD BY MARRIOTT II
                                    LIMITED PARTNERSHIP

                                    By:    CBM TWO CORPORATION
                                           General Partner



         October 16, 1998           By:      /s/ Bruce F. Stemerman
                                             ----------------------
                                             Name:    Bruce F. Stemerman
                                             Title:   President

                                    EXHIBIT INDEX

   Exhibit No.:                          Description:
   ------------                          ------------
   99.1                                  Letter from the GeneralPartner to the
                                         Limited Partners of Courtyard by
                                         Marriott II Limited Partnership,
                                         dated October 1, 1998

                                                                EXHIBIT 99.1




October 1, 1998



Dear Limited Partner:

The General Partner previously advised you that it is reviewing strategic alternatives that could result in increased liquidity for Limited Partners. In December 1997, we reported that Host Marriott Corporation ("Host"), on behalf of the General Partner, filed a preliminary Prospectus /Consent Solicitation Statement with the SEC. This statement proposed the consolidation (the "Consolidation") of this Partnership and five other limited partnerships into a publicly traded real estate investment trust (REIT). Subsequently, we reported to you that there were existing REITs active in the moderate price and extended-stay hotel segment that had expressed an interest in acquiring some of the hotels owned by the six limited partnerships. The General Partner retained Merrill Lynch to advise the Partnerships with respect to these alternatives.

You may also be aware that although the hotel industry is generally continuing to report improving operating results, stock prices for the companies that own hotels, including REITs, have been on a downward slide. There are a number of reasons given by the industry's analysts for this development ranging from increased supply in certain segments of the market to the global market trends influencing the US securities markets. The effect of these developments is that many of the traditional purchasers of hotels such as those owned by the Partnership are restricted in their ability to raise capital to purchase hotels. Although over the past months we have reviewed various alternatives, to date, there have been no acceptable offers from third parties to purchase the Partnership's hotels.

These same market conditions have adversely affected the proposed Consolidation that would form a new REIT focused on limited service hotels. The original Consolidation plan included an initial public offering (IPO) of the REIT's common shares. We have been advised that it would be difficult to raise the appropriate level of outside equity and that the perceived benefits of the Consolidation are not achievable at this time. Therefore, we are not pursuing the plan to form a new REIT.

Based on current market conditions, we are not optimistic that we will identify an acceptable offer to purchase the hotels in the near future. As market conditions change, we will reevaluate our strategy as we continue to explore alternatives to provide liquidity for the Partnership.

The General Partner will continue to work to maximize the long term value of your investment. The Third Quarter Report for the Partnership will be mailed in November. It will include an update of Partnership operations as well as estimates for the remaining 1998 cash distributions and tax loss/income allocations.

If you have any questions regarding the information in this letter or any other aspect of your investment, please contact Partnership Investor Relations at 301/380-2070.

Sincerely yours,

CBM TWO CORPORATION
General Partner




Bruce F. Stemerman
President